Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-185732 of our report dated March 6, 2012, except for Notes 17 and 21, as to which the date is December 27, 2012, relating to the financial statements and financial statement schedule of US Foods, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

February 7, 2013